                                                                     EXHIBIT 4.8


________________________________________________________________________________





                          Chemical Leaman Corporation


                                  as Issuer,

                                 $100,000,000

                          10?% SENIOR NOTES DUE 2005

                        ______________________________



                             ____________________

                         First Supplemental Indenture

                          Dated as of August 12, 1998

                             ____________________




                             ____________________

                           First Union National Bank

                             ____________________

                                    Trustee





________________________________________________________________________________

            FIRST SUPPLEMENTAL INDENTURE dated as of August 12, 1998, between Chemical Leaman Corporation, a Pennsylvania corporation (the "Company"), as issuer, and First Union National Bank, as trustee (the "Trustee"), to the INDENTURE, dated as of June 16, 1997, between the Company and the Trustee.

Section 1.  Amendments to the Indenture
            ---------------------------

            (a) The following covenants and all references thereto are hereby deleted from the Indenture: Sections 8.01, 8.02, 10.03, 10.07, 10.09, 10.11,
10.13, 10.14, 10.16, 10.17, 10.18, 10.19 and 10.20.

            (b) The following Events of Default and all references thereto are hereby deleted from the Indenture: clauses (c), (d), (e), (f), (g) and (k) of
Section 5.01, as they relate to compliance with the covenants contained in Sections 8.01, 8.02, 10.03, 10.07, 10.09, 10.11, 10.13, 10.14, 10.16, 10.17,
10.18, 10.19 and 10.20, and clauses (e), (f), (g) and (k) of Section 5.01, as they relate to defaults with respect to other indebtedness or judgments rendered in court.

            (c) All definitions in the Indenture which are used exclusively in the Sections and clauses pursuant to (a) and (b) above are hereby deleted.

Section 2.  Effectiveness; Operativeness; Termination
            -----------------------------------------

            (a) This First Supplemental Indenture will become effective and binding upon the Company, the Trustee and the Holders of the Notes as of the day and year first above written and (b) this First Supplemental Indenture will become operative upon the Payment Date (as defined in the Offer to Purchase and Consent Solicitation Statement dated July 28, 1998); provided, however, that if
                                                     --------  -------
the Offer (as defined in the Offer to Purchase and Consent Solicitation Statement dated July 28, 1998) is terminated or withdrawn, or those Notes validly tendered prior to the Expiration Date are not purchased pursuant to the Offer, this Supplemental Indenture shall not become operative.

Section 3.  Reference to and Effect on the Indenture
            ----------------------------------------

            (a) On and after the effective date of this First Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires.

            (b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

Section 4.  Governing Law
            -------------

            This First Supplemental Indenture shall be construed and enforced in accordance with the laws of the State of New York.

Section 5.  Defined Terms
            -------------

            Capitalized terms used herein and not defined shall have the respective meanings given such terms in the Indenture.

Section 6.  Counterparts and Method of Execution
            ------------------------------------

            This First Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

Section 7.  Titles
            ------

            Section titles are for descriptive purposes only and shall not control or alter the meaning of this First Supplemental Indenture as set forth in the text.

           IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.


                                        Chemical Leaman Corporation



                                        By:  __________________________
                                             Its:


                                        First Union National Bank,
                                        as Trustee



                                        By:  __________________________
                                             Its:

                                       3